Exhibit 10.34

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [*], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (the “First Amendment”), dated as of July     , 2005, by and between Regado Biosciences, Inc., a Delaware corporation (the “Company”) and Duke University, a nonprofit educational and research institution organized under the laws of the State of North Carolina (“Duke”).

RECITALS

WHEREAS, the Company and Duke desire to amend the License Agreement, dated as of November 18, 2004 (the “License Agreement”) to provide for certain matters related to royalties payable to Duke by the Company; and

WHEREAS, Section 20.01 of the License Agreement provides that the License Agreement may be amended by the Company and Duke; and

WHEREAS, the Company and Duke wish to amend the License Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth below, the parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless the context hereof requires otherwise.

2. Amendment.

(i) Sections 3.01(b)(1) and 3.01(b)(ii) of the License Agreement shall be deleted in their entirety and the following inserted in lieu thereof.

(b)(1)

Royalties on NET SALES OF LICENSED PRODUCTS, LICENSED SERVICES, and COMBINATION LICENSED PRODUCTS/SERVICES. At the times and in the manner set forth hereinafter, COMPANY shall pay to DUKE a non-refundable running royalty of [*] on NET SALES of all LICENSED PRODUCTS, LICENSED SERVICES and COMBINATION LICENSED PRODUCTS/SERVICES by COMPANY and/or COMPANY AFFILIATES (as the case may be) (hereinafter such running royalty on NET SALES OF LICENSED PRODUCTS,

LICENSED SERVICES, and COMBINATION LICENSED PRODUCTS/SERVICES referred to as the “COMPANY RUNNING ROYALTIES”). In addition, at the times and in the manner set forth hereinafter, COMPANY shall pay to DUKE for each SUBLICENSE [*] (hereinafter such royalty due DUKE under the preceding point (i) and/or (ii) (as the case may be) referred to as “SUBLICENSE ROAYALTIES”). It is understood and agreed that subject SUBLICENSE ROYALTIES may be subject to point (ii) in Section 3.01(b)(2) below. For avoidance of doubt, it is understood and agreed that SUBLICENSE ROYALTIES shall not be due to DUKE on payments to COMPANY that constitute either (w) negotiated upfront or success-based milestone payments; (x) payment of expenses incurred by COMPANY that directly relate to the development of LICENSED PRODUCT, and/or LICENSED SERVICES; (y) reimbursement of expenses incurred by COMPANY that directly relate to pursuit and/or maintenance of the DUKE PATENT RIGHTS; or (z) an equity investment by a commercial third party (but solely to the extent that such investment is at a price equal to or less than one hundred percent (100%) of the fair market value of COMPANY stock sold in such investment. Further, notwithstanding anything to the contrary in this AGREEMENT or in any sublicense thereof, in addition to the COMPANY RUNNING ROYALTIES and SUBLICENSE ROYALTIES set forth in this Section 3.01(b)(1), DUKE shall also receive from COMPANY the PERFORMANCE MILESTONE PAYMENTS set forth in Section 3.01(c).

(b)(2)

Reductions in Royalties Due to THIRD PARTY licenses. In the event that it is reasonably determined by COMPANY that one or more THIRD PARTY licenses is required to practice the DUKE PATENT RIGHTS associated with one or more LICENSED PRODUCTS and/or LICENSED SERVICES (as the case may be), COMPANY shall be entitled to, as appropriate for the practice of the subject DUKE PATENT RIGHTS associated with the subject LICENSED PRODUCTS. LICENSED SERVICES, and/or COMBINATION LICENSED PRODUCTS/SERVICES (as the case may be) in the appertaining countries for which the THIRD PARTY licenses with COMPANY are effective, reduce the subject SUBLICENSE ROYALTIES for the appertaining LICENSED PRODUCTS, LICENSED SERVICES, and/or COMBINATION LICENSED PRODUCTS/SERVICES (as the case may be) due to DUKE under Section 3.01(b)(1) by [*] of the royalty due to the appertaining THIRD PARTY for the appertaining licenses in the appertaining country(ies), but in no event shall the subject SUBLICENSE ROYALTIES due to Duke under Section 3.01(b)(1) for the appertaining LICENSED PRODUCTS, LICENSE4D SERVICES, and/or COMBINATION LICENSED

PRODUCTS/SERVICES (as the case may be) be reduced to an amount less than [*] of NET SALES of LICENSED PRODUCT, LICENSED SERVICES, and/or COMBINATION LICENSED PRODUCTS/SERVICES, in any appertaining countries by the subject SUBLICENSEE.

(ii) Sections 3.01(c) of the License Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

(c)	Milestone Payments. In addition to the COMPANY RUNNING ROYALTIES and the SUBLICENSE ROYALTIES, COMPANY will make non-creditable, non-refundable payments to DUKE in the amounts set forth below upon first achievement of each of the specified milestones by COMPANY, COMPANY AFFILIATES, and/or SUBLICENSEES (hereinafter such payments referred to as “PERFORMANCE MILESTONE PAYMENTS”):

Milestones		Payments
(a)	Upon initiation of COMPANY’S FIRST Phase III clinical trial (for the purposes hereof, a clinical trial designed to demonstrate the safety and efficacy of a LICENSED PRODUCT as more fully defined in 21 C.F.R. 312.21(c) or any successor regulation thereto)	US$	500,000
(b)	[*]		[*	]
(c)	[*]		[*	]
(d)	[*]		[*	]
(e)	[*]		[*	]
(f)	[*]		[*	]

Each subject PERFORMANCE MILESTONE PAYMENT shall be due and payable within thirty (30) days of achievement of the applicable milestone by COMPANY, its AFFILIATE, and/or its SUBLICENSEE (as the case may be, depending upon which such party first achieves each subject milestone). For avoidance of doubt and notwithstanding anything to the contrary in this AGREEMENT, it is understood and agreed that PERFORMANCE MILESTONE PAYMENTS (w) shall be credited only to the stated milestone and no other, (x) shall not be creditable against COMPANY RUNNING ROYALTIES or any other payments, fees, reimbursements, or the like due to DUKE under this AGREEMENT, (y) shall be non-refundable, and (z) shall not be subject to any stacking or other provision which may diminish the amounts of any PERFORMANCE MILESTONE PAYMENT.

3. Miscellaneous

a. All of the terms, conditions and provisions of the License Agreement not herein modified shall remain in full force and effect.

b. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of North Carolina.

c. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

d. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.

THE COMPANY:	REGADO BIOSCIENCES, INC.

	By:	/s/ Douglas Gooding
	Name:	Douglas Gooding
	Title:	Chief Executive Officer

DUKE:	DUKE UNIVERSITY

	By:	/s/ Robert L. Taber, Ph.D.
	Name:	Robert L. Taber, Ph.D.
	Title:	Vice Chancellor, Science and Technology Development